Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATED TO THE PRIOR PAYMENT OF CERTAIN OBLIGATIONS OF THE OBLIGOR TO THE HOLDERS OF SENIOR INDEBTEDNESS (AS DEFINED HEREIN).

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBJECT TO RIGHTS OF CANCELLATION AND SETOFF AS SET FORTH IN SECTION 3.6 HEREOF AND AMENDMENT, WAIVER OR CONSENT BY THE SELLERS’ REPRESENTATIVE AS SET FORTH IN SECTION 8.1 HEREOF.

THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED IN SECTION 5.1 HEREOF.

NO:   S-1

CELLU TISSUE HOLDINGS, INC.

Subordinated Note Due July 2, 2011

$6,300,000.00	July 2, 2008

Original Holder: ATLANTIC PAPER & FOIL CORP. OF NY.

FOR VALUE RECEIVED, the undersigned, Cellu Tissue Holdings, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Atlantic Paper & Foil Corp. of N.Y. or its registered and permitted assigns (such original payee or any successor or permitted assignee from time to time, each a “Noteholder”), on July 2, 2011 (the “Maturity Date”), at the address specified in the Noteholder Register for such Noteholder (as may be updated pursuant to Section 9.10 hereof), $6,300,000.00 (subject to adjustment as provided herein) and to pay interest on the unpaid principal amount of this Note as provided in Section 2 hereof.

1.             THE NOTE

This Note (this “Note”) is issued pursuant to and in accordance with the Asset Purchase Agreement, dated as of July 2, 2008 among the Company, Atlantic Paper & Foil Corp of N.Y., Atlantic Lakeside Properties, LLC, Atlantic Paper & Foil LLC, Atlantic Paper & Foil of Georgia LLC and Consumer Licensing Corporation (as from time to time in effect, the “Asset Purchase Agreement”).  This Note, together with all other subordinated notes which may be issued hereunder as a result of any transfer or assignment permitted hereunder (and any notes issued in exchange therefor), are collectively referred to herein as the “Notes”, and the holders of Notes are collectively referred to herein as the “Noteholders.”  Capitalized terms used in this Note have the meanings ascribed thereto herein or in Schedule A attached hereto.

2.             INTEREST PROVISIONS

Any remaining unpaid principal amount owed under this Note bears interest at an annual rate equal to 12.0% of such principal amount outstanding from time to time, and is payable quarterly in arrears on each March 31, June 30, September 30 and December 31 (each an “Interest Payment Date”) and on the Maturity Date, with the first such payment due on September 30,  2008.  Notwithstanding the foregoing, the interest rate shall increase to the “Default Rate” (as defined below) on the following dates and the Default Rate shall continue in effect until such time as no Event of Default is then continuing or all Events of Default have been waived in writing by the Sellers’ Representative: (a) on any Interest Payment Date on which any interest then due on this Note shall not be paid in full unless all such interest not so paid when due is paid within 10 days following such Interest Payment Date; (b) on the Maturity Date or any Refinancing Repayment Event if any portion of the remaining principal shall not be then repaid; and (c) upon the occurrence of any other Event of Default.  For purposes of this Note, the “Default Rate” shall be 15% per annum.  On each Interest Payment Date, subject to the provisions of Section 7 (including Schedule B), the Company shall pay the accrued and unpaid interest on this Note in cash.  Notwithstanding any provisions of this Note, in no event will the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law.

3.             PAYMENT PROVISIONS

The Company covenants that so long as this Note is outstanding:

3.1.               Payment at Maturity or Refinancing Repayment Event.  On the Maturity Date, on any accelerated maturity of this Note pursuant to the terms hereof or upon any Refinancing Repayment Event, the Company will pay the principal amount of this Note then owing, together with all accrued and unpaid interest thereon.

3.2.               Optional Redemption.  At any time and from time to time, the Company may prepay or redeem any or all Notes, in whole or in part, at any time without premium or penalty at a price equal to 100% of the principal amount of the Note so prepaid or redeemed, together with all accrued and unpaid interest thereon.  Any partial redemption shall be allocated as among the various Notes on a pro rata basis based on their then outstanding principal amount at the time of such partial redemption.

3.3.               Notice of Optional Redemption.  Notice of each optional repayment or redemption of this Note pursuant to Section 3.2 hereof must be given in accordance with Section 9.1 hereof not fewer than three Business Days before the repayment or redemption date, in each case by mailing to the Noteholder a notice of intention to repay or redeem, which such notice must specify the date of repayment or redemption, the principal amount of this Note to be repaid or redeemed on such date, and the accrued and unpaid interest applicable to the portion of the Note subject to such repayment or redemption.

3.4.               Payment and Interest Cut-Off.  Upon each voluntary prepayment or redemption of any of the Notes, in whole or in part, the Company will pay to the Noteholder the amount of the Note to be prepaid or redeemed, as set forth in the notice delivered pursuant to Section 3.3 hereof, together with unpaid interest in respect thereof accrued to and including the repayment or redemption date (the “Redemption Price”).  On the prepayment or redemption date, if requested by the Company, the Noteholder will deliver this Note to the Company for notation thereon of the amount of principal so prepaid or redeemed, and in consideration therefor, the Company shall promptly deliver (x) the Redemption Price to such Noteholder, which will be payable by wire transfer of immediately available funds to an account designated with reasonable advance notice by such Noteholder or by check if requested by the Noteholder and (y) in the case of a partial redemption, a replacement Note reflecting the remaining outstanding principal amount after giving effect to the prepayment or redemption.

3.5.           Application of Payments.  All payments made by the Company hereunder must be applied:  (i) first, to the payment in full of accrued and unpaid interest and (ii) second, to the reduction of unpaid principal.

3.6.           Cancellation; Offset.  For so long as this Note is outstanding, notwithstanding anything to the contrary in this Note, the Company may cancel all or a portion of this Note to satisfy amounts due to the Company or any Buyer Indemnified Person under Sections 2.5 or Section 8 of the Asset Purchase Agreement.  The Company, in its sole discretion, may elect by written notice to the Noteholder to cause any such cancellation to be applied on a dollar-for-dollar basis to (i) the payment of accrued and unpaid interest, (ii) the payment of interest which will accrue in the future and (iii) to the reduction of outstanding principal, or any combination of the foregoing (provided that the Company makes the same election as to all Notes and that any such offset shall be made against all Notes pro rata based on their respective outstanding principal amounts at the time of such offset).  To the extent the Company cancels all or a portion of this Note, (x) the Noteholder shall be obligated to repay to the Company the amount of any and all interest that has accrued (at the rate of interest set forth in Section 2) and been paid on an amount of principal equal in the aggregate to the amount of such cancellation from the original date of issuance of this Note to the date of such cancellation and, in order to satisfy such repayment obligation of the Noteholder, the Company may, in its sole discretion, elect by written notice to the Noteholder either to increase the amount of such cancellation by the amount of such interest or require the Noteholder to pay back to the Company all such interest in cash (whether or not the Noteholder was the holder of the Note at the time such interest was paid) in which event the Noteholder shall repay such cash amount to the Company within five (5) Business Days of such notice and (y) the Company shall be relieved of the obligation to pay any and all interest that has accrued but not yet been paid on an amount of principal of the Note equal in the aggregate to such amount from the date of issuance of the Note until the date of satisfaction of such amount.  If this Note is transferred in accordance with the terms hereof, it will continue to be subject to the provisions of this Section 3.6 (whether or not the transferee is a Seller under the Asset Purchase Agreement).  In no event shall the sum of (a) the aggregate amount of principal and interest with respect to this Note cancelled by the Company by operation of this Section 3.6 and (b) the aggregate amount of principal and interest with respect to all other Notes cancelled by the Company by operation of Section 3.6 thereof exceed $2,500,000.00.

3.7.           Payments Subject to Subordination.  Notwithstanding the foregoing provisions of this Section 3, no cash payment of interest or principal or any other amounts payable under this Section 3 shall be made at any time when the payment thereof is prohibited by the provisions of Section 7 (including Schedule B) hereof.

4.             DEFAULTS

4.1.               An “Event of Default” will exist if any of the following conditions or events occurs and is continuing:

4.1.1.            The Company (i) defaults in the payment, when due, of any principal amount, when due, or (ii) defaults in the payment of any portion of the interest obligations under Section 2 when due and such default is not remedied within 10 days after the same becomes due and payable; or

4.1.2.            The Company (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or Reorganization, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (iv) is adjudicated as insolvent or to be liquidated or (v) takes corporate action for the purpose of approving a Reorganization with respect to the Company or any of the foregoing; or

4.1.3.            A governmental authority enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for Reorganization, or any such petition is filed against the Company and such petition is not dismissed within 60 days; or

4.1.4.            The Company increases the aggregate principal amount outstanding under the Credit Agreements to in excess of $305 million; or

4.1.5.            Any Credit Agreement at any time contains a provision that prohibits or limits cash payments under Section 2 or 3.1 hereof of interest or principal on this Note when such payments become due (it being acknowledged and agreed that the Credit Agreements may contain provisions which require subordination of such payments to the extent set forth in Section 3.7, Section 7 and Schedule B of this Note, and, in each case, the existence of such provisions and their application to such payments shall not constitute an Event of Default under this Section 4.1.5); or

4.1.6.            The Company or any of its subsidiary parties thereto (a) shall default in the timely payment of rent when due on more than seven occasions in aggregate for all Leases over any period of twelve consecutive months, (b) shall fail to make any payment of overdue rent under any of the Leases within ten calendar days after receiving notice thereof from the lessor as provided in the applicable Lease or (c)  shall default in the payment of purchase price payable under any of the Leases.

4.2.               Acceleration.  Upon the occurrence and during the continuance of any Event of Default specified in Section 4.1.2  or Section 4.1.3, this Note will automatically become immediately due and payable.  Upon the occurrence and during the continuance of any Event of Default of the type specified in Section 4.1.1, 4.1.4, 4.1.5 or 4.1.6, subject to Section 7 of this Note (including Schedule B), the Sellers’ Representative may declare this Note immediately due and payable by providing written notice thereof to the Company.  Interest on the outstanding principal amount will continue to accrue at the Default Rate during any period in which an Event of Default exists pursuant to Section 2 hereof.

5.             TRANSFER AND REPLACEMENTS OF NOTES

5.1.               Transfer of Notes.  No Noteholder may transfer all or any portion of the Notes held by such Noteholder, except as set forth in this Section 5.

5.2.               Permitted Transfers.

5.2.1.            Any Noteholder to whom any Notes are issued in connection with the closing under the Asset Purchase Agreement may transfer any of the Notes held by such Noteholder, as a gift, to an Individual Owner or a Member of the Immediate Family of an Individual Owner for no consideration.

5.2.2.            This Note may not be transferred in denominations of less than $50,000; provided that if necessary to enable the registration of a permitted transfer by a Noteholder of its entire holding of Notes, one Note may be in a denomination of less than $50,000.

5.2.3.            The Company agrees to promptly register the transfer of this Note made in accordance with this Section 5 in the Noteholder Register upon written request of the Noteholder.  No transfer or attempted transfer is effective until entered on the books and records maintained by the Company.  Any transfer in contravention of any of the provisions of this Note is void and of no effect and will not bind nor be recognized by the Company.

5.2.4.            In no event may all or any part of this Note be transferred to a minor or an incompetent except in trust or pursuant to the Uniform Gifts to Minors Act or by will or the laws of descent and distribution (in which event all reasonable efforts will be made by the executor of the estate of such Noteholder to have such Note placed in a trust for the benefit of the transferee).

5.2.5.            Upon surrender of any Note at the principal executive office of the Company for registration of a permissible transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Noteholder and accompanied by the address for notices of each transferee of such Note or part thereof, the Company shall execute and deliver, at the expense of the Company (except as provided below), one or more new Notes (as requested by the Noteholder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note will be dated and bear interest from the date to which interest has been paid on the surrendered Note or dated the date of the surrendered Note if no interest has have been paid thereon.  The Company may require payment (or reasonably satisfactory evidence of payment) of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.

5.3.               Replacement of Notes.  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note, and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it, or, in the case of mutilation, upon surrender and cancellation thereof, the Company shall, at its own expense, execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest has been paid thereon.

6.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants as of the date of this Note that:

6.1.               Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the requisite power and authority to transact the business it transacts and proposes to transact, and to execute and deliver this Note.

6.2.               Authorization, etc.  This Note has been duly authorized by all necessary corporate action on the part of the Company, and this Note constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

6.3.               Non-Contravention.  The execution, delivery and performance by the Company of this Note will not (i) contravene, result in any breach of, or constitute a default under its certificate of incorporation or bylaws or (ii) violate any provision of any material statute or other rule or regulation of any governmental authority applicable to the Company or any material debt agreement or other material agreement of the Company, including without limitation any of the Credit Agreements as in effect at the date of this Note, complete and accurate copies of which have been provided to the Seller’s Representative.

6.4.               Governmental Authorizations, etc.  No consent, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery or performance by the Company of this Note.

7.             SUBORDINATION

Notwithstanding any provision of this Note to the contrary, this Note and the rights and obligations evidenced hereby are subordinate and junior to the prior payment in full of all other Senior Indebtedness of the Company, and are subject to the subordination provisions set forth in Schedule B hereto.  Each of the Company and the Noteholder, by its acceptance hereof, covenants that each of them will comply with the provisions of Schedule B hereto.

8.             AMENDMENT AND WAIVER

8.1.               Requirements.  This Note may be amended, and the observance of this Note may be waived (either retroactively or prospectively) only as follows:

(a)  in the case of a waiver or consent affecting only this Note, by a written waiver or consent signed by the party against whom the waiver is to be enforced;

(b)  in the case of a waiver or consent affecting all Notes, by a written waiver or consent signed, in the case of a waiver or consent to be enforced against the Company, by the Company, and in the case of a waiver or consent to be enforced against the Noteholders, by the Sellers’ Representative;

(c)  in the case of an amendment affecting only this Note, by a written instrument signed by the Company and the Noteholder; and

(d)  in the case of an amendment affecting all Notes, by a written amendment signed by the Company and the Sellers’ Representative.

8.2.               Delivery of Amendments.  The Company will deliver true and correct copies of each executed amendment, waiver or consent effected pursuant to the provisions of this Section 8 that has been consented to by the Sellers’ Representative and not been signed by the Noteholder to the Noteholder promptly (but in no event later than 15 Business Days) following the date on which it is executed and delivered.

8.3.               Binding Effect, etc.   This Note shall have no effect until it has been countersigned by the Noteholder and a countersigned copy of the Note has been delivered to the Company.  Any amendment, waiver or consent consented to as provided in this Section 8 that is specified to apply equally to all Noteholders will apply equally to all Noteholders and be binding upon each of them and upon each future Noteholder and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and the Noteholders nor any delay in exercising any rights hereunder or under any Note will operate as a waiver of any rights of any Noteholder.

9.             MISCELLANEOUS

9.1.          Notices.  All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided hereunder must be in writing and must be delivered, given or otherwise provided:

(a)  by hand (in which case, it will be effective upon delivery); or

(b)  by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);

in each case, to the address listed below:

If to the Noteholder:

c/o Shaun Gabbay

PO Box 222144

Great Neck, NY 11022

Telephone:  (516) 317-7776

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, NY 10036
Telephone number:  (212) 735-2524
Attention:  Randall H. Doud

and

Steve Cohn, PC
One Old Country Road
Carle Place, NY 11514
Telephone:  (516) 294-6410

If to the Company, to it at:

Cellu Tissue Holdings, Inc.
1855 Lockeway Drive
Suite 501
Alpharetta, GA 30004
Telephone number:  (678) 393-2651
Attention:  Russell Taylor

with a copy to:

Ropes & Gray LLP
1211 Avenue of the Americas
New York, NY 10036-8704
Telephone number:  (212) 841-0697
Attention:  Christopher C. Henry

and

Weston Presidio
Pier 1, Bay 2
San Francisco, CA 94111
Telephone number:  (415) 398-0770
Attention:  R. Sean Honey, Therese Mrozek and Jim Morrone

Each of the Noteholder and the Company may specify a different address for itself by giving notice in accordance with this Section 9.1 to each of the other parties hereto.

Written notices to the holders of Senior Indebtedness shall be made as specified in Schedule C attached hereto.

9.2.          Jurisdiction; Venue; Service of Process.

9.2.1.            Jurisdiction.  The Noteholder and the Company (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York or the United States District Court located in the Southern District of the State of New York for the purpose of any Action between the parties arising in whole or in part under or in connection with this Note, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Note or the subject matter hereof may not be enforced in or by such court and (c) hereby agrees not to commence any such Action other than before one of the above-named courts.  Notwithstanding the previous sentence a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

9.2.2.            Venue.  The Noteholder and the Company agree that for any Action between the parties arising in whole or in part under or in connection with this Note, such party bring Actions only in the Borough of Manhattan.  Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

9.3.               Service of Process.  Each of the Noteholder and the Company hereby (a) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Note in any manner permitted by New York law, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.1 (with copy to its counsel specified in Section 9.1 at the address for such counsel specified in such section), will constitute good and valid service of process in any such Action and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.

9.4.               Governing Law.  This Note, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

9.5.               Waiver of Jury Trial.  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH OF THE COMPANY AND

THE NOTEHOLDER HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS NOTE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  THE COMPANY AND THE NOTEHOLDER AGREE THAT EACH OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS NOTE OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

9.6.               Successors and Assigns.  All covenants and other agreements contained in this Note by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and permitted assigns (including, without limitation, any subsequent Noteholder) whether so expressed or not; provided, that the Noteholder may not assign its rights and obligations hereunder except pursuant to a transfer permitted by Section 5 hereof.

9.7.               Payments Due on Non-Business Days.  Anything in this Note to the contrary notwithstanding, any payment of principal of, or interest on, any Note that is due on a date other than a Business Day may be made on the next succeeding Business Day, including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

9.8.               Severability.  Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  In the event that any provision hereof would, under applicable law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

9.9.               No Third Party Beneficiaries.  Except as set forth in Schedule B hereto, nothing in this Note may be deemed or construed to give any Person, other than the Company and the Noteholder and his, her or its respective permitted successors and assigns, any legal or equitable rights hereunder.

9.10.             Noteholder Register.  For purposes of determining the Noteholders at any time, the Company and any holder of Senior Indebtedness is entitled to rely on the records of the Company and, for such purpose, the Company hereby agrees to maintain a register of Noteholders (the “Noteholder Register”) at its principal office in which the Company shall provide for registration and transfer of Notes.  Absent demonstrable error, the Noteholder Register will be conclusive evidence of the ownership of the Noteholders at any point in time.

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed by a duly authorized officer as of the date first written above.

CELLU TISSUE HOLDINGS, INC.

By	/s/ Russell C. Taylor
	Name:	Russell C. Taylor
	Title:	President and Chief Executive Officer

Accepted and Agreed:

Atlantic Paper & Foil Corp. of N.Y.

By:	/s/ Shaun Gabbay
Name:	Shaun Gabbay
Title:	Secretary

SCHEDULE A

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below:

“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person at any time means, (a) each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, (b) each Person who is at such time an officer or director of, or direct or indirect beneficial holder of at least 20% of any class of the Equity Interests of, such specified Person, (c) each Person that is managed by a common group of executive officers and/or directors as such specified Person, (d) the Members of the Immediate Family (i) of each officer, director or holder described in clause (b) and (ii) if such specified Person is an individual, of such specified Person and (e) each Person of which such specified Person or an Affiliate (as defined in clauses (a) through (d)) thereof will, directly or indirectly, beneficially own at least 20% of any class of Equity Interests at such time.

“Associated Bank Agreement” means the Amended and Restated Reimbursement Agreement dated as of March 21, 2007 between Cellu Tissue-CityForest LLC (formerly known as CityForest Corporation) and Associated Bank, National Association, as the same may be amended, supplemented or otherwise modified from time to time

“Business Day” means any weekday other than a weekday on which banks in New York, New York are authorized or required to be closed.

“Buyer Indemnified Person” shall have the meaning ascribed to such term in the Asset Purchase Agreement.

“Contractual Obligation” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral and whether express or implied, or other document or instrument (including any document or instrument evidencing or otherwise relating to any Indebtedness,) to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Credit Agent” means (i) the “Agent” (if any) as defined in the Senior Credit Agreement and (ii) in the absence of any such Agent, a “Lender” or the “Lenders” as defined in the Senior Credit Agreement.

“Credit Agreement(s)” means the Senior Credit Agreement, the Indenture, Associated Bank Agreement, any notes or other instruments issued pursuant to any of the foregoing, any agreement providing for the replacement or refinancing thereof (whether or not with the same agent or lenders), in each case as the same may be amended, modified, extended or renewed, and any document evidending Senior Indebtedness or entered into or issued in connection with or issued in connection with the issuance of Senior Indebtedness.

“Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option, warrant, purchase right, conversion right, exchange rights or other Contractual Obligation which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“Excluded Default” means a default or event of default existing only with respect to Senior Indebtedness that (a) has an outstanding principal balance of less than $1,000,000 and is not owing under the Senior Credit Agreement, the Indenture or the Associated Bank Agreement or any replacement or refinancing of any thereof or (b) is owing to an Affiliate of the Company.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America and consistently applied across the periods involved.

“Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any arbitrator or arbitral body.

“Indebtedness” means, with respect to any Person, without duplication, all obligations (including in respect of principal, accrued interest, penalties, fees and premiums) of such Person (i) for borrowed money (including overdraft facilities to the extent drawn on), (ii) evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business in respect of which such Person’s Liability remains contingent), (iii) for the deferred purchase price of property, goods or services (other than trade payables or accruals and deferred compensation items incurred in the ordinary course of business), (iv) under leases that have been, or should have been, in accordance with GAAP, recorded as capital leases, to the extent required to be so recorded, (v) in respect of letters of credit and bankers’ acceptances, (vi) relating to interest rate protection, swap agreements and collar agreements and (vii) in the nature of guarantees of the obligations described in clauses (i) through (vi) above of any other Person.

“Indenture” means the Indenture dated as of March 12, 2004, among Cellu Tissue Holdings, Inc., the Subsidiary Guarantors party thereto and The Bank of New York, as Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

“Individual Owner” shall have the meaning ascribed to such term in the Asset Purchase Agreement.

“Leases” mean collectively (i) the lease between Atlantic Paper & Foil, Corp. of N.Y. and Cellu Tissue – Hauppauge, LLC with respect to the real property located at 325 Kennedy Drive, Hauppauge, New York 11788, (ii) the lease between Atlantic Long Island Properties, Inc. and

Cellu Tissue – Hauppauge, LLC with respect to the real property located at 50 Gilpin Avenue, Hauppauge, New York 11788, and (iii) the lease between Atlantic Lakeside Properties, LLC and Cellu Tissue – Thomaston, LLC with respect to the property located at 1201 Barnesville Street, Thomaston, Georgia 30286.

“Lenders” means the Credit Agent (if applicable) and each lender or noteholder under each Credit Agreement.

“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due and whether or not required under GAAP to be accrued on the financial statements of such Person.

“Members of the Immediate Family” means, with respect to any individual, (a) such Person’s spouse, (b) each parent, brother, sister or child of such Person or such Person’s spouse, (c) the spouse of any Person described in clause (b) above, (d) each child of any Person described in clauses (a), (b) or (c) above, (e) each trust created solely for the benefit of one or more of the Persons described in clauses (a) through (d) above and (f) each custodian or guardian of any property of one or more of the Persons described in clauses (a) through (e) above in his capacity as such custodian or guardian.

“Non-payment Default” means any event or condition, other than a Payment Default, that causes, or permits the holder of any Senior Indebtedness to cause, any Senior Indebtedness to become due and payable prior to its stated maturity; provided, that “Non-payment Default” shall not include an Excluded Default.

“Payment Default” means any default in the payment when due (whether at maturity or upon acceleration, mandatory prepayment or otherwise) of any Senior Indebtedness, including any payment of principal, interest, premium, letter of credit reimbursement obligations, fees, costs, expenses or other amounts; provided, that “Payment Default” shall not include an Excluded Default.

“Permitted Junior Securities” means securities of the Company or any subsidiary or any other Person that are subordinated in right of payment to all Senior Indebtedness to substantially the same or greater extent as the Notes are so subordinated as provided in Schedule B hereto.

“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority or other entity of any kind.

“Refinancing Repayment Event” means any refinancing of the Indebtedness outstanding under the Indenture which, after giving effect thereto, results in the aggregate principal amount of Senior Indebtedness outstanding immediately following such refinancing exceeding $305 million.

“Reorganization” means (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy.

“Reorganization Securities” means shares of stock of the Company or any Affiliate, or their successors, as reorganized, or other securities of the Company or any Affiliate or any other Person provided for by a plan of reorganization, the payment of which is subordinated in right of payment to the payment in full of all Senior Indebtedness, where such plan of reorganization is either authorized by a court decree or order that states that effect has been given to the subordination of the Notes to the Senior Indebtedness or approved by holders of Senior Indebtedness as a class.

“Sellers’ Representative” shall mean the person appointed as such under the Asset Purchase Agreement.

“Senior Credit Agreement” means the Credit Agreement, dated as of June 12, 2006, by and among Cellu Paper Holdings, Inc., Cellu Tissue Holdings, Inc., Interlake Acquisition Corporation Limited, the Loan Guarantors party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A., as US Administrative Agent, and JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian Administrative Agent, as previously amended and as may be further amended, supplemented or otherwise modified from time to time.

“Senior Indebtedness” means (i) all Indebtedness under the Senior Credit Agreement, the Indenture, any notes or other instruments issued pursuant to either of the foregoing, any agreement providing for the replacement or refinancing thereof (whether or not with the same agent or lenders), in each case as the same may be amended, modified, extended or renewed, (ii) all Indebtedness under or in respect of the Associated Bank Agreement, and (iii) any other Indebtedness that is permitted to be incurred under the Senior Credit Agreement or the Indenture and is specifically designated in the instrument evidencing such Indebtedness as “Senior Indebtedness” for the purpose of this Note.

SCHEDULE B

SUBORDINATION PROVISIONS

1.1           Notes Subordinated to Senior Indebtedness.  The Company covenants and agrees and the Noteholder by his, her or its acceptance of this Note covenants and agrees for the benefit of the holders of the Senior Indebtedness that the Notes are subordinated in right of payment as provided in this Schedule B to the prior payment in full of all Senior Indebtedness.  Until all amounts outstanding under all Credit Agreements have been paid in full and all obligations thereunder have been discharged, the Noteholder is not entitled to any payment from the Company on account of this Note, other than payments of principal and interest pursuant to Sections 2 and 3.1 of this Note, subject in all cases to the payment blockage provisions set forth below in this Schedule B.

1.2           Payment Over of Proceeds Upon Bankruptcy.

(a)           In the event of (i) any Reorganization or (ii) any general assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company (the events described in the foregoing clauses (i), and (ii) are referred to collectively as “Proceedings”), then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness, before any Noteholder is entitled to receive any payment or distribution of any kind or character (excluding Reorganization Securities and Permitted Junior Securities) on account of the Notes and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment of such Senior Indebtedness, any payment or distribution of assets of the Company of any kind or character (excluding Reorganization Securities and Permitted Junior Securities) that may be payable or deliverable in respect of the Notes in connection with any such Proceeding.

(b)           If, notwithstanding Section 1.2(a) of this Schedule B, any Noteholder shall have received, after the commencement of any Proceeding, any payment or distribution of assets of the Company of any kind or character in respect of the Notes before all Senior Indebtedness is paid in full or payment thereof provided for, then such payment or distribution (excluding Reorganization Securities and Permitted Junior Securities) shall be paid over or delivered forthwith upon demand therefor to the holders of Senior Indebtedness for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(c)           Each of the Noteholders irrevocably authorizes and directs the Lenders and the Credit Agent and its successors and assigns and any trustee in bankruptcy, receiver or assignee for the benefit of creditors of the Company, whether in voluntary or involuntary liquidation, dissolution or reorganization, on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions and other rights granted to the Credit Agent and the Lenders in Schedule B (including without limitation to file a proof of claim and to vote upon matters with respect to which any Noteholder may be able to vote in connection with any Proceedings relating to the Company) and irrevocably appoints the Lenders and the Credit Agent and their successors and assigns, acting severally, or any such trustee, receiver or assignee, each such Noteholder’s attorney- or attorneys-in-fact for such purposes with full powers of substitution and resubstitution.

1.3           Suspension of Payments When Senior Indebtedness in Default.

(a)           After the occurrence and during the continuation of any Payment Default, the Company shall not make any payment or distribute any assets of the Company or its Subsidiaries of any kind or character (other than (x) Reorganization Securities, (y) Permitted Junior Securities and (z) payment of interest by capitalizing it and adding it to the principal amount of the Notes) on account of the Notes unless and until the earliest to occur of (i) such Payment Default is cured or waived to the satisfaction of the holders of the Senior Indebtedness as required under the terms of the Senior Indebtedness under which such Payment Default occurred, (ii) all Senior Indebtedness with respect to which such Payment Default occurred is discharged in full or (iii) the benefit of this provision has been waived by the holders of the Senior Indebtedness as required under the terms of the Senior Indebtedness under which such Payment Default occurred, after which event under clause (i), (ii) or (iii) the Company shall resume making any and all required payments in respect of the Notes, including any payment in arrears at the Default Rate (provided that, for the avoidance of doubt, the Default Rate shall not apply during any period when there is no continuing Event of Default).

(b)           After the occurrence and during the continuation of any Non-payment Default and the receipt by the Company and the Noteholders of a written notice from the holders of Senior Indebtedness which notice makes reference to the Notes, the subordination provisions of this Schedule B and states that a Non-payment Default has occurred, the Company shall not make any payment or distribute any assets of the Company or its Subsidiaries of any kind or character (other than (x) Reorganization Securities, (y) Permitted Junior Securities and (z) payment of interest by capitalizing it and adding it to the principal amount of the Notes) on account of the Notes unless and until the earliest to occur of (i) such Non-payment Default is cured or waived to the satisfaction of the required holders of the Senior Indebtedness under which such Non-payment Default occurred, (ii) all Senior Indebtedness is discharged in full, (iii) the required holders of Senior Indebtedness under which such Non-payment Default occurred waive the benefit of this provision, after which event under clause (i), (ii) or (iii) the Company shall resume making any and all required payments in respect of the Notes, including any payments in arrears at the Default Rate (provided that, for the avoidance of doubt, the Default Rate shall not apply during any period when there is no continuing Event of Default), or (iv) 180 days from the date of receipt by the Noteholders of such notice of the occurrence of a Non-payment Default.

(c)           If, notwithstanding the foregoing, the Company makes any payment to any holder of a Note prohibited by the foregoing provisions of this Section 1.3 of this Schedule B, then such payment shall be paid over and delivered forthwith by such holder to the holders of Senior Indebtedness entitled thereto.

(d)           Notwithstanding any provision of this Section 1.3 to the contrary, the holders of Senior Indebtedness shall not be permitted to declare a payment blockage with respect to a Non-payment Default under Section 1.3(b) more than one time in any 360 day period.

1.4           Standstill.  If any Event of Default occurs and continues, the Noteholders shall not, without the prior written consent of the holders of all Senior Indebtedness, accelerate the maturity of, or institute proceedings to enforce or collect, any Note or commence or join with any other creditor of the Company in commencing any Proceeding against the Company until the Senior Indebtedness has been discharged in full or 180 days from the date of receipt by the holders of Senior Indebtedness of written notice by the Noteholders that an Event of Default has occurred, whichever first occurs.  If any Noteholder, contrary to this Schedule B, commences or participates in any action or Proceeding against the Company, the holders of the Senior Indebtedness may intervene and interpose as a defense or dilatory plea the making of this Note.  Should the Noteholders, contrary to this Schedule B, in any way attempt to enforce the payment of this Note or any part thereof, the holders of the Senior Indebtedness may restrain the Noteholder from so doing, it being understood and agreed that (i) the damages suffered by the holders of the Senior Indebtedness from the Noteholder’s actions may at that time be difficult to ascertain and may be irreparable, and (ii) the Noteholder waives any defense that the holders of the Senior Indebtedness cannot demonstrate damage and/or can be made whole by the awarding of damages.

1.5           Provisions Solely to Define Relative Rights.  The provisions of this Schedule B are and are intended solely for the purpose of defining the relative rights of the Noteholders, on the one hand, and the holders of Senior Indebtedness, on the other hand.  Nothing contained in this Schedule B or in the Notes is intended to or shall: (a) impair, as among the Company and the Noteholders, the obligation of the Company to pay to the Noteholders all amounts payable under the Notes as and when the same shall become due and payable, all in accordance with the terms hereof and of the Notes and subject to the terms and conditions of this Schedule B; (b) prevent the Noteholders from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the terms and conditions of this Schedule B; or (c) limit the rights of Noteholders to pursue any rights or remedies hereunder or under applicable law, subject to the terms and conditions of this Schedule B.

1.6           Payments Held in Trust.  Should any distribution or the proceeds thereof, in respect of the Notes, be collected or received by the Noteholders at a time when the Noteholders are not permitted to receive any such distribution or proceeds thereof, including, if the same is collected or received when there is or would be after giving effect to such payment, a Payment Default or Non-payment Default, then the Noteholders shall forthwith deliver, or cause to be delivered, the same to the holders of Senior Indebtedness in precisely the form received by the Noteholders (except for any necessary endorsement) and until so delivered the same shall be held in trust by the Noteholders for the benefit of the Lenders and the Credit Agent and shall not be commingled with other property of the Noteholders.

1.7           No Waiver of Subordination Provisions; Indemnification by Noteholders. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company, or by any act or failure to act by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.  The Noteholder agrees to indemnify the holders of the Senior Indebtedness and to hold the holders of the Senior Indebtedness harmless from and against any and all costs and expenses

(including, without limitation, reasonable attorney’s fees and expenses) as they arise, relating to (i) any actions of the Noteholder taken contrary to this Schedule B and (ii) the enforcement of this Schedule B by the holders of the Senior Indebtedness against the Noteholder.

1.8           Notices.  The Noteholders hereby agree, and by accepting delivery of any Note their assigns hereby agree, to provide to the Company notice in accordance with Section 9.1 of the Note of any change of address of such holder and the address of any assignee of any Note and the Company agrees to update the Noteholder Register promptly upon receipt of such Notice.  In so relying on the Noteholder Register, and otherwise delivering notice to the Noteholders as required by any section of this Schedule B, any holder of Senior Indebtedness shall not be prejudiced and no holder of a Note shall benefit as the result of a failure of any Noteholder to receive the notice so given due to the holder of Senior Indebtedness having relied upon any incorrect notice information provided to such holder by the Company or any failure by the Company to maintain an accurate Noteholder Register and provide it to any holder of Senior Indebtedness.

1.9           Benefits of Subordination.  Each holder of Senior Indebtedness is entitled to rely on this Schedule B and is a beneficiary hereof, and the holders of Senior Indebtedness are entitled to directly enforce the provisions of this Schedule B against the Noteholders and the Company (including having the right to bring an action for specific performance or other equitable relief, and without requiring that all holders of Senior Indebtedness or the Notes be named as parties in such action).

SCHEDULE C

NOTICE ADDRESSES FOR HOLDINGS OF SENIOR INDEBTEDNESS

(as of July 2, 2008)

JP Morgan Chase Bank, N.A.

120 S. LaSalle St., 8th Floor

Chicago, Illinois 60603

Attention:  Michael Culbertson

Telecopy:  (312)  661-9604

with a copy to:

JP Morgan Chase Bank, N.A.

One Chase Square, Tower 25

Rochester, New York 14643

Attention:  John Hariaczyi

Telecopy:  (585) 258-7440

JP Morgan Chase Bank, N.A.,

  Toronto Branch

200 Bay Street, Suite 1800

Toronto, Ontario M5J 2J2

Attention:  Funding Office

Telecopy:  (416) 981-9174

The Bank of New York

101 Barclay Street, Floor 8W

New York, New York 10286

Attention:  Corporate Trust Administration

Telecopy:  (212) 815-5707

Associated Bank, National Association

200 North Adams Street

Green Bay, Wisconsin 54301

Attention:  Mr. Stephen E. Pasowicz

Telecopy:  (920) 433-3290

C-1